Exhibit 4.1

CONSTELLATION BRANDS, INC.,

as Issuer,

the Guarantors named herein

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

Indenture

Dated as of May 14, 2007

7.25% Senior Notes due 2017

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10; 11.02
(b)(1)	7.10
(b)(9)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.02; 4.04; 11.02
(b)	N.A.
(c)(1)	11.04; 11.05
(c)(2)	11.04; 11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01; 7.02
(b)	7.05; 11.02
(c)	7.01
(d)	6.04; 7.01; 7.02
(e)	6.10
316(a) (last sentence)	2.10
(a)(1)(A)	6.04
(a)(1)(B)	6.03
(a)(2)	8.02
(b)	6.06
(c)	8.04
317(a)(1)	6.06
(a)(2)	6.08
(b)	2.05
318(a)	11.01

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

-i-

-ii-

-iii-

-iv-

Page
EXHIBITS

Exhibit A.	Form of Global Note	A-1
Exhibit B.	Form of Guarantees	B-1
Exhibit C.	Form of Transfer Certificate	C-1
Exhibit D.	Form of Exchange Certificate	D-1

-v-

INDENTURE, dated as of May 14, 2007, by and among CONSTELLATION BRANDS, INC., a Delaware corporation (the “Company”), the guarantors signatory hereto (the “Guarantors”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

The Company has duly authorized the creation of one or more issues of 7.25% Senior Notes due 2017 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company, and to make this Indenture a legal, valid and binding agreement of the Company, have been done.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note(s)” means one or more Note(s) in the form set forth in Exhibit A, bearing the Private Placement Legend and the Global Note Legend and sold in reliance on Rule 144A.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Additional Notes” means Notes issued from time to time after the Issue Date under the terms of this Indenture (other than Notes issued pursuant to Sections 2.07, 2.08, 2.11, 3.06, and 4.09 of this Indenture).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

“Applicable Procedures” means, with respect to any transfer, exchange or other transaction involving a Global Note or beneficial interest therein, the rules and provisions of DTC to the extent applicable to such transaction and as in effect at the time of such transaction.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” or “Board of Directors” shall mean the Board of Directors of the Company or (i) the Executive Committee, if any, of such Board of Directors, (ii) any other committee of such Board duly authorized to act under this Indenture, or (iii) any officers of the Company duly authorized by such Board of Directors or by any duly authorized committee of such Board to act under this Indenture.

“Book-Entry Interest” means an indirect beneficial interest in a Global Note shown on, and transferred only through, records maintained in book-entry form by DTC.

“Business Day” means a day that is not a day upon which banking institutions in the City of New York are authorized or required by law, or by executive order issued by a governmental authority or agency regulating such banking institutions, to close.

“Capital Lease Obligation” means any obligations of the Company and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

“Capital Markets Debt” means any debt securities or debt financing issued pursuant to an indenture, notes purchase agreement or similar financing arrangement (but excluding any credit agreement) whether offered pursuant to a registration statement under the Securities Act or under an exemption from the registration requirements of the Securities Act.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all common stock and preferred stock.

“Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the voting power of the total outstanding Voting Stock of the Company voting as one class, provided that the Permitted Holders “beneficially own” (as so defined) a percentage of Voting Stock having a lesser percentage of the voting power than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the Company’s outstanding Voting Stock is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 30% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class and (2) the percentage of such voting power of the surviving corporation held, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01.

“Change of Control Offer” shall have the meaning set forth in Section 4.09(a).

“Change of Control Purchase Date” shall have the meaning set forth in Section 4.09(a).

“Change of Control Purchase Notice” shall have the meaning set forth in Section 4.09(b).

“Change of Control Purchase Price” shall have the meaning set forth in Section 4.09(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the Issue Date such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means Constellation Brands, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash dividends paid on any of the Company’s preferred stock and that of its Subsidiaries during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Funded Debt computed on a pro forma basis and (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the Company’s option, either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Funded Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Funded Debt during the applicable period.

“Consolidated Income Tax Expense” means for any period, as applied to the Company, the provision for federal, state, local and foreign income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

“Consolidated Interest Expense” of the Company means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period and (ii) all capitalized interest of the Company and its Subsidiaries, in each case as determined in accordance with GAAP on a Consolidated basis. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of Consolidated Interest Expense associated with any Funded Debt incurred in connection with such acquisition or disposition of assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

“Consolidated Net Income (Loss)” of the Company means, for any period, the Consolidated net income (or loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication: (i) all extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Subsidiaries; (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (iv) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; or (v) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of income or earnings related to such assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding the current portion of any Funded Debt and any other current liabilities constituting Funded Debt by reason of being extendable or renewable) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and its Consolidated Subsidiaries and computed in accordance with GAAP.

“Consolidated Non-cash Charges” of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Subsidiaries for such period, as determined in accordance with GAAP on a Consolidated basis (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” has the meaning set forth in Section 2.01(b).

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Notes” means the Restricted Definitive Notes and the Unrestricted Definitive Notes.

“Depositary” means DTC or another Person designated as Depositary by the Company, which must be a clearing agency under the Exchange Act.

“DTC” means The Depository Trust Company.

“DTC Global Note” means a Global Note held in the name of Cede & Co. on behalf of DTC.

“Event of Default” means an event listed in Section 6.01, continued for the period of time, if any, and after the required notices, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means any Additional Notes issued in an Exchange Offer pursuant to Section 2.07(e).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Funded Debt” means all indebtedness for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than 12 months after the date of its creation or having a final maturity of less than 12 months after the date of its creation but by its terms being renewable or extendible beyond 12 months after such date at the option of the borrower. When determining “Funded Debt,” indebtedness will not be included if, on or prior to the final maturity of that indebtedness, the Company has deposited the necessary funds for the payment, redemption or satisfaction of that indebtedness in trust with the proper depositary.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the Issue Date.

“Global Note Legend” has the meaning set forth in Section 2.16(b).

“Global Notes” or “Global Securities” means the 144A Global Note(s), the Regulation S Global Note(s) and any Unrestricted Global Notes.

“Guarantee” means the guarantee by each Guarantor of the Company’s Indenture Obligations pursuant to a guarantee given in accordance with this Indenture, including the Guarantees by the Guarantors and any Guarantee delivered pursuant to the provisions of Section 4.08.

“Guarantor” means each Subsidiary of the Company on the Issue Date that guarantees the Senior Credit Facility, and each other Person that is required to, or at the election of the Company does, become a Guarantor after the Issue Date pursuant to Section 4.08, in each case, until such Person is released from its Guarantee in accordance with the terms of this Indenture.

“Holders” mean the registered holders of the Notes.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the terms hereof or thereof.

“Independent Investment Banker” means any of Banc of America Securities LLC and Citigroup Global Markets Inc., and their successors, or, if Banc of America Securities LLC and Citigroup Global Markets Inc. are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Initial Notes” means the Notes issued on the Issue Date.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Interest Payment Date” means each semiannual interest payment date on May 15 and November 15 of each year, commencing on November 15, 2007.

“Issue Date” means May 14, 2007.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

“Maturity” when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in this Indenture, whether upon such date or the redemption date and whether by declaration of acceleration, Change of Control, call for redemption or otherwise.

“Notes” means the Initial Notes, any Exchange Notes and any other Additional Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, Chief Executive Officer, President, any Vice President (regardless of Vice Presidential designation), Treasurer or any Assistant Treasurer of the Company, in its capacity as such officer of the Company and delivered to the Trustee. Each such certificate shall include the statements provided in Section 11.05, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion in writing signed by legal counsel (who may be an employee of the Company) and delivered to the Trustee. Such opinion shall include the statements provided for in Section 11.05, if and to the extent required by the provisions thereof.

“Participant” means, with respect to DTC, Persons who have accounts with DTC.

“Paying Agent” has the meaning provided in Section 2.03.

“Permitted Holders” means (a) the Estate of Marvin Sands, Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses, Hudson Ansley, Lindsay Caleo, William Caleo, Courtney Winslow, or Andrew Stern, or the estate of any of the foregoing Persons, or The Sands Family Foundation, Inc., (b) trusts which are for the benefit of any combination of the Persons described in clause (a), or any trust for the benefit of any such trust, or (c) partnerships, limited liability companies or any other entities which are controlled by any combination of the Persons described in clause (a), the estate of any such Persons, a trust referred to in the foregoing clause (b) or an entity that satisfies the conditions of this clause (c).

“Permitted Liens” means the following types of Liens:

(1) Liens existing as of the Issue Date (excluding Liens securing the Senior Credit Facility) on any Property or assets owned or leased by the Company or any Subsidiary;

(2) Liens securing any obligations under the Senior Credit Facility in an amount not to exceed the maximum amount permitted to be outstanding under the Senior Credit Facility on the Issue Date (including the incremental credit facility contemplated thereunder);

(3) Liens on Property or assets of, or any shares of stock securing Funded Debt of, any corporation or other Person existing at the time such corporation or other Person becomes a Subsidiary;

(4) Liens on Property, assets or shares of stock securing Funded Debt existing at the time of an acquisition, including an acquisition through merger or consolidation, and Liens to secure Funded Debt incurred prior to, at the time of or within 180 days after the later of the completion of the acquisition, or the completion of the construction and commencement of the operation of any such Property, for the purpose of financing all or any part of the purchase price or construction cost of that Property;

(5) Liens on any Property or assets to secure all or any portion of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such Property or assets, or to secure Funded Debt incurred prior to, at the time of or within 180 days after the completion of such development, operation, construction, alteration, repair or improvement for the purpose of financing all or any part of such costs;

(6) Liens in favor of, or which secure Funded Debt owing to, the Company or a Subsidiary;

(7) Liens arising from the assignment of moneys due and to become due under contracts between the Company or any Subsidiary and the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute, or pursuant to the provisions of any contract not directly or indirectly in connection with securing any Funded Debt;

(8) Liens arising by reason of any attachment, judgment, decree or order of any court or other governmental authority, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been initiated for review of such attachment, judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired;

(9) any deposit or pledge as security for the performance of any bid, tender, contract, lease or undertaking not directly or indirectly in connection with the securing of any Funded Debt; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to worker’s compensation, unemployment insurance, pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; deposits or pledges to obtain the release of mechanics’, workers’, repairmen’s, materialmen’s or warehousemen’s liens on the release of property in the possession of a common carrier; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; liens for taxes not yet due and payable or being contested in good faith; any deposit or pledge in connection with appeal or surety bonds; or other deposits or pledges similar to those referred to in this clause (9);

(10) Liens created after the Issue Date on Property leased to or purchased by the Company or any Subsidiary after that date and securing, directly or indirectly, obligations issued by a State, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such Property;

(11) Liens arising from survey exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(12) Liens arising by operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(13) Liens arising from zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased Property, with or without consent of the lessee), none of which materially impairs the use of any parcel of Property material to the operation of the business of the Company or any Subsidiary or the value of such Property for the purpose of such business; and

(14) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in subparagraphs (1) through (13) above or the Funded Debt secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same Property or assets or shares of stock that secured the Lien extended, renewed, substituted or replaced (plus improvements on such Property and any other Property or assets not then constituting a Principal Property) and (2) the Funded Debt secured by such Lien at such time is not increased.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Principal Property” means, as of any date, any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by the Company or any of its Subsidiaries, and in each case the net book value of which as of that date exceeds 2% of the Company’s Consolidated Net Tangible Assets as shown on the consolidated balance sheet contained in the Company’s latest filing with the Commission, other than any such land, building, structure or other facility or portion thereof which is a pollution control facility, or which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, considered as one enterprise.

“Private Placement Legend” has the meaning provided in Section 2.16(a).

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of this Indenture.

“Redemption Price” means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture.

“Reference Treasury Dealer” means any of (1) Banc of America Securities LLC or Citigroup Global Markets Inc., or their successors; provided, however, that if Banc of America Securities LLC or Citigroup Global Markets Inc. shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer and (2) any one other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registrar” has the meaning set forth in Section 2.03.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the initial purchasers of the Notes issued on the Issue Date and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note(s)” means one or more Notes in the form set forth in Exhibit A bearing the Private Placement Legend and the Global Note Legend.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend issued in registered form without coupons in a principal amount of $1,000 or integral multiples thereof.

“Restricted Definitive Notes” means any Notes that require the Private Placement Legend (or a substantially similar legend), that are in definitive form.

“Restricted Global Notes” means the 144A Global Note(s), the Regulation S Global Note(s) and any other Notes that require the Private Placement Legend (or a substantially similar legend), in each case as are held in global form.

“Restricted Notes” means the Restricted Global Note(s) and the Restricted Definitive Notes.

“Restricted Period” shall mean, with respect to any Regulation S Global Note, the 40 day distribution compliance period referred to in Regulation S with respect to such Regulation S Global Note.

“Restricted Security” has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Facility” means that certain Credit Agreement, dated as of June 5, 2006, by and among the Company, the guarantors named therein, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto from time to time providing for loans and other credit extensions in an amount of up to $3,900,000,000, as amended by that certain amendment dated as of February 23, 2007, and as further amended, restated, modified, supplemented, substituted, replaced, renewed or refinanced from time to time, including any agreement or agreements extending the maturity of, or refinancing all or any portion of the indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other borrowers, agents, creditors, lenders or group of creditors or lenders.

“Significant Subsidiary” means, as of any date of determination, any Subsidiary of the Company (i) whose revenues exceed 10% of the total revenues of the Company, or (ii) whose net worth exceeds 10% of the total stockholders’ equity of the Company, in each case as of the end of the most recent fiscal year.

“Subsidiary” means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“U.S. Dollars” or “$” means the lawful currency of the United States that is legal tender for the payment of public and private debts, as in effect from time to time.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Unrestricted Definitive Note” means one or more Notes in the form set forth in Exhibit A that do not and are not required to bear the Private Placement Legend and do not bear the Global Note Legend.

“Unrestricted Global Note” means one or more Notes in the form set forth in Exhibit A that do not and are not required to bear the Private Placement Legend and do not bear the Global Note Legend.

“Unrestricted Notes” means the Unrestricted Global Notes and the Unrestricted Definitive Notes.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Section 1.02. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Company or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular; and

(5) words used herein implying any gender shall apply to every gender.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes issued on the Issue Date will be in the form of Exhibit A and title thereto will pass by delivery. The provisions in the form of the Notes contained in Exhibit A hereto are incorporated herein by reference. Notes will be issued in denominations of $1,000 and integral multiples thereof. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage, including, with respect to any Notes, a legend relating to original issue discount, if applicable.

(b) Global Notes. Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, which shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with the Trustee, as custodian (in such capacity, the “Custodian”) on behalf of the Depositary. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Note, which shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with the Custodian on behalf of the Depositary. Notes issued and sold pursuant to an effective registration statement under the Securities Act, issued pursuant to an effective exchange offer registration statement under the Securities Act for the Company’s outstanding Notes, or issued in accordance with Sections 2.07(b)(iii) and 2.07(e), shall be issued in the form of Unrestricted Global Notes and deposited with the Custodian on behalf of the Depositary.

Each Global Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and shall provide that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers of interests therein, redemptions and repurchases in accordance with the terms of this Indenture. Any endorsement of the Schedule to a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Registrar in accordance with Sections 2.07, 3.07 and 4.09 hereof.

Except as set forth in Section 2.07(a) hereof, the Global Notes may be transferred, in whole and not in part, only to a successor of the relevant Depositary on whose behalf such note is held.

(c) Definitive Notes. Definitive Notes issued upon transfer of a Book-Entry Interest or a Definitive Note, or in exchange for a Book-Entry Interest or a Definitive Note, shall be issued in accordance with this Indenture, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(d) Book-Entry Provisions. Neither the Depositary nor any of its Participants shall have any rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the Custodian. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Custodian or the Depositary or impair, as between the Custodian and the Depositary and its respective Participants, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

(e) Dating. Each Note shall be dated the date of its authentication.

Section 2.02. Execution and Authentication.

The Chief Executive Officer, Chief Financial Officer, President, Treasurer, Assistant Treasurer or any Vice President of the Company shall execute the Notes on behalf of the Company by manual or facsimile signature. The Company’s seal may but need not be impressed, affixed, imprinted or reproduced on the Notes.

If the officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate the Initial Notes in an aggregate principal amount not to exceed $700,000,000 upon receipt of an Officer’s Certificate directing the Trustee to authenticate such Initial Notes and certifying that all conditions precedent to the issuance of such Initial Notes contained herein have been complied with. The Trustee shall authenticate Additional Notes thereafter in unlimited amounts (so long as permitted by the terms of this Indenture) for original issue upon receipt of an Officer’s Certificate directing the Trustee to authenticate such Additional Notes and certifying that all conditions precedent to the issuance of such Additional Notes contained herein have been complied with; provided, however, that such Additional Notes are to be issued (i) for sale pursuant to Rule 144A, (ii) for sale pursuant to Regulation S, (iii) in exchange for any Notes issued under this Indenture pursuant to Rule 144A or Regulation S or (iv) pursuant to a registered public offering. The Trustee shall authenticate Exchange Notes in accordance with Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company’s Affiliates.

Section 2.03. Registrar and Paying Agents.

The Company shall maintain (i) an office or agency in the City of New York where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (ii) an office or agency in the City of New York (the “Paying Agent”) where Definitive Notes may be presented for payment and (iii) an office or agency in the State of New York where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

The Company may change the Paying Agent or the Registrar or appoint additional Registrars or additional Paying Agents and the terms “Registrar” and “Paying Agent” shall include any such additional Registrar or Paying Agent, as applicable. The Company shall enter into an appropriate agency agreement with any such agent not a party to this Indenture acceptable to the Company and such agreement shall implement the provisions of this Indenture that relate to such agent and, to the extent applicable, shall incorporate the provisions of the TIA. Without limiting the foregoing, each such agreement appointing a Paying Agent must contain provisions substantially to the effect of Section 2.07 hereof. The Company shall promptly notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Registrar shall keep a register (the “Register”) of any Definitive Notes and of their transfer and exchange.

The Company hereby appoints the Trustee through its office, located at 101 Barclay Street, Floor 8W, New York, New York 10286, as Registrar and Paying Agent. The Guarantors hereby appoint the Company at its address specified in Section 11.02 hereof as agent for service of notices and demands in connection with the Notes and this Indenture.

Section 2.04. Holders to Be Treated as Owners; Payments of Interest.

(a) The Company, the Paying Agents, the Registrar, the Trustee and any agent of the Company, the Paying Agents, the Registrar or the Trustee may deem and treat the person in whose name any Definitive Note is registered as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and any other amounts due on such Definitive Note and for all other purposes; and neither the Company, any Paying Agent, the Registrar, the Trustee nor any agent of the Company, any Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. The Company, the Paying Agents, the Registrar, the Trustee and any agent of the Company, the Paying Agents, the Registrar or the Trustee may treat the Holder of any Global Note as the absolute owner thereof for the purposes of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and any other amounts due on, such Global Note and for all other purposes; and neither the Company, the Paying Agents, the Registrar, the Trustee, nor any agent of the Company, the Paying Agents, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

(b) The Person in whose name any Definitive Note is registered at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Definitive Note subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.13. The term “record date” as used with respect to any Interest Payment Date for the Notes shall mean the date specified as such in the terms of the Notes. Payments of interest on the Global Note will be made to the Holder of the Global Note on each Interest Payment Date; provided that, in the event of an exchange or transfer of a Book-Entry Interest in a Global Note for Definitive Notes subsequent to a record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.13, any payment of the interest or Additional Interest payable on such payment date with respect to any such Definitive Note shall be made to the Holder of the Global Note, notwithstanding Section 2.13 or any other provision hereof to the contrary.

Section 2.05. Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, if any, on the Notes, and the Company and the Paying Agents shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by any Paying Agent need not be segregated except as required by law and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agents to pay all money held by them to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(a) or (b), upon written request to such Paying Agents, require such Paying Agents to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, a Paying Agent shall have no further liability for the money delivered to the Trustee.

If the Company acts as its own Paying Agent for the Notes, it will, on or before each due date of the principal of, premium, if any, or interest, if any, on the Notes, set aside and segregate and held in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal of, premium, if any, or interest, if any, and will notify the Trustee of such action or any failure to take such action.

Section 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders of Definitive Notes, if any. If the Trustee is not the Registrar, the Company shall furnish to the Trustee and each Paying Agent at least five Business Days before each Interest Payment Date, and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require of the names and addresses of the Holders of Definitive Notes, if any.

Section 2.07. Transfer and Exchange; Book-Entry Provisions.

(a) Transfer and Exchange of Global Notes. Transfer of the Global Notes shall be by delivery. Global Notes may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.08 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for Definitive Notes other than as provided in this Section 2.07(a) and in the Notes, subject to compliance with Section 2.07(c).

Owners of Book-Entry Interests shall receive Definitive Notes: (i) in whole or in part, if an Event of Default occurs and is continuing, upon the request delivered in writing to the Depositary or the Trustee; or (ii) in whole (but not in part), if the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary, as the case may be, is not appointed by the Company within 90 days.

In such an event, the Registrar, subject to compliance with Section 2.07(c), shall issue Definitive Notes, registered in the name or names and issued in any approved denominations requested by or on behalf of the Depositary (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests), and bearing the Private Placement Legend unless that legend is not required by applicable law.

(b) Transfer and Exchange of Book-Entry Interests Between Global Notes. In all cases, transfers of Book-Entry Interests between Global Notes shall require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs, as applicable:

(i) General Provisions Applicable to Transfers and Exchanges of Book-Entry Interests between Global Notes. In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferee takes delivery thereof in the form of a Book-Entry Interest in the same Global Note or transfers or exchanges resulting in the delivery of one or more Definitive Notes), the transferor of such Book-Entry Interest must deliver to the Registrar (1) a written and/or electronic order from a Participant or an indirect participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit or cause to be debited a Book-Entry Interest in a Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (2) a written and/or electronic order from a Participant or an indirect participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (3) written and/or electronic instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

The requirements of this Section 2.07(b)(i) shall be deemed to have been satisfied in connection with any Exchange Offer upon receipt by the Registrar of instructions contained in a letter of transmittal delivered by any Holder tendering Book-Entry Interests in a Restricted Global Note in such Exchange Offer.

(ii) Transfer of Book-Entry Interests in a Restricted Global Note to Another Restricted Global Note. A Book-Entry Interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in a different Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(i) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a Book-Entry Interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) or (3) thereof, together, in the case of (3), such additional documentation as may be required by the Trustee and the Company pursuant to the penultimate sentence of the Private Placement Legend, and

(B) if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

Upon satisfaction of the conditions set forth in this Section 2.07(b)(ii), the Registrar shall (i) instruct the Depositary to deliver the relevant Global Note(s) to it, (ii) endorse the Schedule to the relevant Global Note(s) to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable transfer, and (iii) thereafter, return the Global Notes to the Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

(iii) Transfer and Exchange of Book-Entry Interests in a Restricted Global Note for Book-Entry Interests in an Unrestricted Global Note. A Book-Entry Interest in any Restricted Global Note may be exchanged by any holder thereof for a Book-Entry Interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(i) above and such transfer is effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit C hereto including the certifications contained in item (4) thereof.

Upon satisfaction of the conditions set forth in this Section 2.07(b)(iii), the Registrar shall (i) instruct the Custodian to deliver the relevant Global Note(s) to it, (ii) endorse the Schedule to the relevant Global Note(s) to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable transfer, and (iii) thereafter, return the Global Notes to the Custodian, together with all information regarding the Participant accounts to be credited and debited in connection with such exchange or transfer.

If any such transfer or exchange is effected pursuant to this Section 2.07(b)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Registrar shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of an authentication order in the form of an Officer’s Certificate from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

(c) Exchange of Book-Entry Interests for Definitive Notes. In all cases in connection with an exchange of a Book-Entry Interest for a Definitive Note (which in any event is limited to the circumstances contemplated by Section 2.07(a)), the Registrar must receive (1) a written and/or electronic order from a Participant or an indirect participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit or cause to be debited a Book-Entry Interest in an amount equal to the Book-Entry Interest to be exchanged, (2) a written order directing the Registrar to issue or cause to be issued a Definitive Note in an amount equal to the Book-Entry Interest to be exchanged and (3) instructions containing information regarding the Person in whose name such Definitive Note shall be registered to effect the exchange referred to above; provided, that no Definitive Note shall be exchanged for a Book-Entry Interest in a Regulation S Global Note prior to the termination of the Restricted Period with respect to such Regulation S Global Note.

(i) Book-Entry Interests in Restricted Global Notes to Restricted Definitive Notes. A holder of a Book-Entry Interest in a Restricted Global Note may exchange such Book-Entry Interest for a Restricted Definitive Note if the exchange complies with the first paragraph of this Section 2.07(c) and the Registrar receives a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1) thereof;

Upon satisfaction of the conditions set forth in this Section 2.07(c)(i), the Registrar shall (i) instruct the Custodian to deliver the relevant Global Note(s) to it, (ii) endorse the Schedule to the relevant Global Note(s) to reflect the relevant decrease in the principal amount of such Global Note resulting from the applicable transfer or exchange, (iii) thereafter, return the Global Note to the Custodian together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Notes shall be registered to effect such exchange.

The Company shall issue and, upon receipt of an authentication order in the form of an Officer’s Certificate from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.

(ii) Book-Entry Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. A holder of a Book-Entry Interest in an Unrestricted Global Note may exchange such Book-Entry Interest for a Definitive Note that does not bear the Private Placement Legend if the exchange complies with the first paragraph of this Section 2.07(c). Upon satisfaction of the conditions set forth in this Section 2.07(c)(ii), the Registrar shall (i) instruct the Custodian to deliver the relevant Global Note(s) to it, (ii) endorse the Schedule to the relevant Global Note(s) to reflect the relevant decrease in the principal amount of such Global Note resulting from the exchange, (iii) thereafter, return the Global Note to the Custodian together with all information regarding the Participant accounts to be debited in connection with such exchange and (iv) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Notes shall be registered to effect such exchange.

The Company shall issue and, upon receipt of an authentication order in the form of an Officer’s Certificate from the Company in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.

Book-Entry Interests in an Unrestricted Global Note cannot be exchanged for a Book-Entry Interest in a Restricted Global Note, nor can such Book Entry Interests be transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

(d) Transfer and Exchange of Definitive Notes for Definitive Notes. In all cases in connection with any transfer or exchange of Definitive Notes, the Holder of such Notes shall surrender to the Registrar the Definitive Notes for transfer or exchange duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(d). Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(d), the Registrar shall register the transfer or exchange of Definitive Notes.

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

(B) if the transfer will be made pursuant to Rule 903 under the Securities Act or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if any such transfer is effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit C hereto including the certifications contained in item (4) thereof.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, consisting of the Note duly endorsed or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder or his attorney duly authorized in writing, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(e) Exchange Offers. Upon the occurrence of any Exchange Offer, the Company shall issue and, upon receipt of an authentication order in the form of an Officer’s Certificate in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the Book-Entry Interests in the Restricted Global Notes tendered for acceptance by Persons that certify or are deemed to have certified that (x) they are not broker-dealers that acquired the Book-Entry Interests tendered in such Exchange Offer directly from the Company or an Affiliate of the Company, (y) they are not participating in a distribution of any Exchange Notes to be received in such Exchange Offer and (z) they are not affiliates (as defined in Rule 144) of the Company, and that are accepted for exchange in such Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who certify to the effect set forth in (i) and that are accepted for exchange in such Exchange Offer.

In addition, the Paying Agent shall (i) endorse the Schedule to the Unrestricted Global Notes issued pursuant to the preceding paragraph to reflect the principal amount of Restricted Global Notes tendered in such Exchange Offer, (ii) deliver such Unrestricted Global Notes to the Custodian, (iii) instruct the Depositary to deliver the relevant Restricted Global Note(s), (iv) endorse the Schedule to such Restricted Global Note(s) to reflect the decrease in principal amount resulting from such Exchange Offer, and (v) thereafter, return the Restricted Global Notes to the Custodian, as the case may be, together with all information regarding the Participant accounts to be debited in connection with such Exchange Offer.

(f) Cancellation of Global Notes. At such time as all Book-Entry Interests therein have been exchanged for Definitive Notes, a Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.

(g) General Provisions Relating to all Transfers and Exchanges.

(i) Title to Global Notes will pass by delivery. To permit registration of transfers and exchanges of Definitive Notes, the Company shall execute and, upon the Company’s order, the Trustee shall authenticate Definitive Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange of any Definitive Note, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax, duty or governmental charge payable in connection therewith (other than any such stamp or transfer taxes, duties or similar governmental charge payable upon exchange, redemption or purchase pursuant to Sections 2.11, 3.06, 3.07, 4.09 and 8.05 hereof).

(iii) All Global Notes and Definitive Notes issued upon any transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such transfer or exchange.

(iv) The Company shall not be required to register the transfer of any Definitive Notes:

(1) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes;

(2) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part;

(3) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or

(4) which the holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.

(v) Prior to due presentment for the registration of a transfer of any Definitive Note, the Trustee, the Paying Agents, the Registrar, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owners of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, the Paying Agents, the Registrar, any Agent nor the Company shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

Section 2.08. Replacement Notes.

If a mutilated Definitive Note is surrendered to the Registrar or the Trustee, if a mutilated Global Note is surrendered to the Paying Agent or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken Note, the Holder of such Note furnishes to the Company, the Trustee, the Paying Agent (in the case of a Global Note) and/or the Registrar (in the case of a Definitive Note), evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Trustee, the Paying Agent (in the case of a Global Note), the Registrar (in the case of a Definitive Note) or the Company, an indemnity bond shall be posted, sufficient in the judgment of each to protect the Company, the Paying Agent (in the case of a Global Note), the Registrar (in the case of a Definitive Note) and the Trustee from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’s out-of-pocket expenses in replacing such Note and the Registrar or Paying Agent, as the case may be, may charge the Company for its expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Company.

Section 2.09. Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Article Nine, on or after the date on which the conditions set forth in Article Nine have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

If the appropriate Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest, if any, and principal with respect to the Notes payable on that date and is authorized and not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on the Notes shall cease to accrue.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11. Temporary Notes.

In the event that Definitive Notes are to be issued pursuant to Section 2.07(a) hereto, until Definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall upon receipt of a written order of the Company authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

Section 2.12. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment, redemption or purchase. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, replacement, cancellation or purchase and shall dispose of canceled Notes in accordance with its policy of disposal, unless the Company directs the Trustee to return such Notes to the Company, and, if so disposed, shall deliver a certificate of disposition thereof to the Company upon its request therefore. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed, paid or purchased, or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest plus (to the extent permitted by law) any interest payable (at the rate borne by the Notes) on the defaulted interest, in accordance with the terms hereof, to (a) the Persons who are Holders of Definitive Notes, if any, on a subsequent special record date, which date shall be at least five Business Days prior to the payment date for such defaulted interest, and (b) if a Global Note is still outstanding, to the Holder of such Global Note on such payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder of Definitive Notes, if any, and if any Global Note is still outstanding, to the Depositary, a notice that states the special record date, if any, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.14. CUSIP and ISIN Number; Common Code.

The Company may use a “CUSIP” number and may use an “ISIN” number and a common code, and if so, such CUSIP or ISIN number and common code shall be included in notices of redemption, repurchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number or common code printed in the notice or on the Notes, and that reliance may be placed only on any other identification numbers printed on the Notes. The Company will promptly notify the Trustee, each Paying Agent and the Registrar of any change in the CUSIP or ISIN number and the common code.

Section 2.15. Deposit of Moneys; Payments by Paying Agent.

Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date or Maturity (unless the Company and the Paying Agent shall agree to another time), the Company shall deposit with the Paying Agent in immediately available funds, an amount in U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date or Maturity, as the case may be.

Principal of, premium, if any, and interest, if any, on any Global Notes shall be payable at the corporate trust office or agency of the Paying Agent in New York City maintained for such purposes. The Company shall pay such amounts in U.S. Dollars. All payments on the Global Notes shall be made by check or by transfer of immediately available funds to an account of the Holder of the Global Notes in accordance with instructions given by the Holder.

Principal of, premium, if any, and interest, if any, on any Definitive Notes shall be payable at the corporate trust office or agency of the Registrar maintained for such purposes. In addition, interest on Definitive Notes may be paid by check mailed to the person entitled thereto as shown on the register for such Definitive Notes. The Company shall pay such amounts with respect to Definitive Notes in U.S. Dollars.

Section 2.16. Legends.

(a) Each Restricted Note shall bear the following legend (the “Private Placement Legend”) on the face thereof unless otherwise agreed to by the Company and the Holder thereof:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT: (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN

RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(b) Each Global Note shall bear the following legend (the “Global Note Legend”) on the face thereof:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC OR A SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.01 AND 2.07 OF THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

ARTICLE 3

REDEMPTION

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, at least 45 days prior to the Redemption Date or during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained herein.

Section 3.02. Selection of Notes to Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (subject to the procedures of DTC); provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Section 3.03. Notice of Redemption.

The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days’ prior written notice. Notices to Holders of Definitive Notes shall also be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder at its address appearing in the Register. For so long as any of the Notes are represented by the Global Notes, notice to Holders shall (in addition to publication as described above) also be given by substantially concurrent delivery of the relevant notice to DTC for communication to the holders of the Book-Entry Interests.

The notice shall identify the Notes to be redeemed (including the CUSIP/ISIN number(s) thereof) and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name, address and telephone number of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

(5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

(6) that such Notes are being called for redemption pursuant to Section 3.07 of this Indenture; and

(7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof equal to $1,000 in principal amount or any integral multiple thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Section 3.04. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is delivered or mailed, as the case may be, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of any redeemed Definitive Notes registered on the relevant Record Date.

Section 3.05. Deposit of Redemption Price.

On or prior to 5:00 p.m., New York City time, on the Business Day prior to each Redemption Date (unless the Company and the Paying Agent shall agree to another time), the Company shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.

On and after any Redemption Date, if U.S. Dollars sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.13.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

The Notes will be redeemable, in whole or in part, at the option of the Company at any time or in part from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (excluding interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

Section 3.08. Sinking Fund.

The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

The Company will pay the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture (and, in the case of Additional Interest, the Registration Rights Agreement). An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. Dollars designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

The Company will pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.13.

Section 4.02. Reports to the Trustee.

(a) For so long as any Notes are outstanding, the Company will file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act (or copies of such portions thereof as may be prescribed by the Commission); or, if the Company is not required to file with the Commission information, documents or reports pursuant to either Section 13 or Section 15(d) of the Exchange Act, then the Company will file with the Trustee and will file with the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b) In addition to the reports required by clause (a) above, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.03. Waiver of Stay, Extension or Usury Laws.

The Company and the Guarantors each covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and the Guarantors each hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Statement by Officers.

Within 120 days after the close of each fiscal year, the Company will file with the Trustee a brief certificate from the Chief Executive Officer, Chief Financial Officer, President, Treasurer, Assistant Treasurer or Senior Vice President as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Section 4.05. Corporate Existence.

Subject to Article Five hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.06. Limitations on Liens.

For so long as any Notes remain outstanding, the Company will not and will not permit any Subsidiary to issue, assume or guarantee any Funded Debt that is secured by a Lien (other than Permitted Liens) upon or with respect to any Principal Property or on the Capital Stock of any Subsidiary that owns a Principal Property unless:

(a) the Company secures the Notes equally and ratably with (or prior to) any and all Funded Debt secured by that Lien, or

(b) in the case of Funded Debt other than Capital Markets Debt, immediately after giving effect to the granting of any such Lien and the incurrence of any Funded Debt in connection therewith, the Company’s Consolidated Fixed Charge Coverage Ratio would be greater than 2.0 to 1.0.

Section 4.07. Limitation on Sale and Leaseback Transactions.

For so long as any Notes remain outstanding, neither the Company nor any Subsidiary shall enter into any arrangement with any Person (other than the Company or any Subsidiary) whereby the Company or a Subsidiary agrees to lease any Principal Property (except for leases for a term of not more than three years) which has been or is to be sold or transferred more than 120 days after the later of the date (i) such Principal Property was acquired by the Company or a Subsidiary and (ii) of completion of construction and commencement of full operation thereof by the Company or a Subsidiary to that Person unless (a) the net proceeds to the Company or a Subsidiary from the sale or transfer equal or exceed the fair value, as determined by the Board of Directors, of the Principal Property so leased, (b) immediately after giving effect to such Sale and Leaseback Transaction, the Company’s Consolidated Fixed Charge Coverage Ratio would be greater than 2.0 to 1.0, or (c) the Company, within 120 days after the effective date of the Sale and Leaseback Transaction, applies an amount equal to the fair value as determined by the Company’s Board of Directors of the Principal Property so leased to (x) the prepayment or retirement of the Company’s Funded Debt, which may include the Notes, or (y) the acquisition of additional real property for the Company or any Subsidiary. A Sale and Leaseback Transaction shall not include any such arrangement for financing air, water or noise pollution control facilities or sewage or solid waste disposal facilities or involving industrial development bonds which are tax-exempt pursuant to Section 103 of the Code (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).

Section 4.08. Additional Guarantees.

In the event the Company (i) organizes or acquires any Subsidiary after the Issue Date that is not a Guarantor and such Subsidiary, directly or indirectly, provides a guarantee under the Senior Credit Facility or (ii) causes or permits any Subsidiary that is not a Guarantor to, directly or indirectly, guarantee obligations under the Senior Credit Facility, then, in each case the Company shall cause such Subsidiary to simultaneously execute and deliver a supplemental indenture to this Indenture pursuant to which it will become a Guarantor under this Indenture with respect to the Notes.

Section 4.09. Purchase of Notes upon a Change of Control.

(a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder’s Notes in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described in subsection (b) of this Section (the “Change of Control Offer”) and in accordance with the procedures set forth in subsections (b), (c), (d) and (e) of this Section.

(b) Within 30 days following any Change of Control, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and (ii) notify the Trustee thereof and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder by first-class mail, postage prepaid, at its address appearing in the Register stating or including:

(1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Notes at the Change of Control Purchase Price;

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to the Company’s pro forma consolidated historical income, cash flow and capitalization after giving effect to such Change of Control);

(3) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

(4) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

(5) the Change of Control Purchase Price;

(6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 2.03;

(7) that Notes must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 2.03 to collect payment;

(8) that the Change of Control Purchase Price for any Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

(9) the procedures for withdrawing a tender of Notes and Change of Control Purchase Notice;

(10) that any Note not tendered will continue to accrue interest; and

(11) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

(c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest payable on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes registered as such on the relevant record dates according to the terms and the provisions of Section 2.04. If any Note tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least two Business Days prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Registrar designated pursuant to Section 2.03 or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the note registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

(d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 11:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than the Change of Control Purchase Date, deliver to the Paying Agent an Officer’s Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 4.09, the Company shall choose a Paying Agent which shall not be the Company.

(e) A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Note to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 2.03 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

(1) the name of the Holder;

(2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

(4) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f) Subject to applicable escheat laws, as provided in the Notes, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(h) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 as a result thereof.

Section 4.10. Waiver of Certain Covenants.

The Company may omit in a particular instance to comply with any covenant or condition set forth in Sections 4.01 through 4.09, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding or shall, by act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01. Limitation on Merger, Consolidation, Etc.

So long as any of the Notes remain outstanding, the Company will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets or Properties of the Company or the Company and the Subsidiaries (taken as a whole) unless either:

(a) the Company will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the “Successor”) expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture.

Section 5.02. Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company herein and in the Notes. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

Whenever used herein or in this Indenture, an “Event of Default” means any one of the following events:

(a) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional redemption or otherwise);

(b) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(c) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor contained in the Notes or in this Indenture, and continuance of such default or breach for a period of 90 days after the date on which written notice specifying such default or breach and requiring the Company or such Guarantor to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given to the Company or such Guarantor, as the case may be, by the Trustee, or to the Company or such Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in principal amount of the then outstanding Notes;

(d) the failure by the Company to make any payment, on or before the end of the applicable grace period, after the maturity of any indebtedness of the Company with an aggregate principal amount then outstanding in excess of $100 million or the acceleration of indebtedness of the Company with an aggregate principal amount then outstanding in excess of $100 million as a result of a default with respect to such indebtedness, and such indebtedness, in either case, is not discharged or such acceleration shall not have been cured, waived, rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the

Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such failure to pay or acceleration and requiring the Company to cause such acceleration to be cured, waived, rescinded or annulled or to cause such indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder;

(e) any Guarantee of a Guarantor that is a Significant Subsidiary of the Company shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture;

(f) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its Properties, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(g) (i) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its Properties, or (2) makes an assignment for the benefit of creditors.

The Company shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officer’s Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes). Thereupon such principal shall become immediately due and payable, and the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceeding.

At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) all sums paid or advanced by the Trustee under Section 7.07 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest on the Notes, and

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

(b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.03; and

(c) the rescission will not conflict with any judgment or decree.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03. Waiver of Past Defaults and Events of Default.

Subject to Sections 2.10 and 6.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Company shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.03 shall be in lieu of § 316(a)(1)(B) of the TIA and § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.04. Control by Majority.

Subject to Section 2.10, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory against any loss or expense caused by taking such action or following such direction. This Section 6.04 shall be in lieu of § 316(a)(1)(A) of the TIA, and § 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.05. Limitation on Suits.

Subject to Section 6.07 below, no Holder has any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

(4) the Trustee fails to institute such proceeding within 60 calendar days after receipt of such notice and the offer of indemnity; and

(5) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.06. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.07. Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.08. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.09. Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07 hereof;

SECOND: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

FOURTH: to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date (in the case of Definitive Notes) and payment date for any payment to Holders pursuant to this Section 6.09.

Section 6.10. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If a Default or an Event of Default has occurred and is continuing (but only during the continuance thereof), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of a Default or an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

(2) Subject to the limitations set forth in Section 7.01(a), in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions specifically required to be furnished to the Trustee hereunder and conforming to the requirements of this Indenture. However, the Trustee shall examine those certificates and opinions specifically required herein to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity reasonably satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.02. Rights of Trustee.

Subject to Section 7.01 hereof:

(a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof. The Trustee shall be fully protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a request or order of the Company in writing and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) The Trustee shall not be deemed to have notice of any Default of Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’ use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or an Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06. Reports by Trustee to Holders.

If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall deliver to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1) to all Holders of Definitive Notes, as the names and addresses of such Holders appear in the Register;

(2) to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3) the Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07. Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for the Trustee’s services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon written request for all fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

(b) The Company shall fully indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any and all loss, liability claim, damage or expense (including reasonable fees and expenses of its agents and counsel) arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except for such loss as determined by a court of competent jurisdiction to have been caused by the negligence, bad faith or willful misconduct on their part. The Trustee shall notify the Company promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee’s sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its own negligence, bad faith or willful misconduct.

(c) To secure the Company’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes.

(d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture.

Section 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee at its election if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall deliver notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07(b) hereof shall continue for the benefit of the retiring Trustee with respect to any such losses, claims, damages or expenses arising or incurred on or prior to the effective date of the retiring Trustee’s resignation or removal.

Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article Seven, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign promptly in the manner and with the effect hereinbefore specified in this Article Seven.

Section 7.11. Preferential Collection of Claims Against the Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligors of the Notes.

Section 7.12. Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures and Agreements Without Consent of Holders.

Without the consent of any Holders, the Company and the Guarantors, if any, when authorized by a board resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Notes and in any Guarantee;

(b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, any Guarantor or any other obligor upon the Notes, as applicable, herein, in the Notes or in any Guarantee;

(c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, in the Notes or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

(d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 8.03 or otherwise;

(e) to add a Guarantor pursuant to the requirements of Section 4.08 or to release a Guarantee pursuant to Section 10.14;

(f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

(g) to provide for certificated Notes; or

(h) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

Section 8.02. Supplemental Indentures and Agreements with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, by act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by a board resolution, and the Trustee, may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, the Notes or any Guarantee; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each outstanding Note affected thereby:

(a) reduce, or change the Maturity of, the principal of any Note;

(b) reduce the rate of or extend the time for payment of interest on any Note;

(c) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption;

(d) make any Note payable in money or currency other than that stated in the Notes;

(e) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;

(f) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(g) waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes in accordance with Section 6.02);

(h) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(i) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture, except as permitted by Section 10.14; or

(j) make any change in Section 8.01 or this Section 8.02.

Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of a board resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

It shall not be necessary for any act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such act shall approve the substance thereof.

Section 8.03. Compliance with TIA.

Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (f) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05. Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, in exchange for the Note the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06. Trustee to Sign Amendments, etc.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Eight is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 9

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(1) all the Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 or (ii) all Notes for whose payment in U.S. Dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.05) have been delivered to the Trustee cancelled or for cancellation; or

(2) all such Notes not theretofore delivered to the Trustee canceled or for cancellation (x) have become due and payable, (y) will become due and payable at their Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case, the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee in trust for such purpose an amount in U.S. Dollars, U.S. Government Obligations or a combination thereof sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation and has delivered irrevocable instructions to the Trustee to apply such amounts toward payment of the Notes at Maturity;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if U.S. Dollars shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this Section 9.01, the obligations of the Trustee under Section 2.05 and Section 9.02 of this Indenture shall survive.

Section 9.02. Application of Trust Money.

Subject to the provisions of Section 2.05, all U.S. Dollars and U.S. Government Obligations deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such U.S. Dollars and U.S. Government Obligations have been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

Section 9.03. Legal Defeasance.

The Company will be deemed to have paid and the Company and the Guarantors will be discharged from any and all obligations in respect of the Notes on the 91st day after the date of the deposit referred to in clause (a) of this Section 9.03, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

(a) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders as security for payment of the principal of and interest, if any, on the Notes, and dedicated solely to, the benefit of such Holders, in and to (1) U.S. Dollars in an amount, (2) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Notes on the Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Notes;

(b) the Company has delivered to the Trustee either (x) an Opinion of Counsel to the effect that Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 9.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel;

(c) immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(f) and (g) are concerned, at any time during the period ending on the 91st day after such date of such deposit; and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this 9.03 have been complied with.

Notwithstanding the foregoing paragraph, the Company’s obligations in Sections 2.02, 2.07, 2.08, 7.07 and 7.08 shall survive until the Notes are no longer outstanding. Thereafter, the Company’s obligations in Sections 7.07 of this Indenture shall survive.

After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture with respect to the Notes except for those surviving obligations in the immediately preceding paragraph.

Section 9.04. Covenant Defeasance.

The Company may omit to comply with any term, provision or condition set forth in Sections 4.06, 4.07, 4.08 and 4.09 hereof and a breach with respect to Sections 4.06, 4.07, 4.08 or 4.09 hereof shall be deemed not to be an Event of Default, in each case with respect to the outstanding Notes if:

(a) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders as security for payment of the principal of and interest, if any, on the Notes, and dedicated solely to, the benefit of such Holders, in and to (A) U.S. Dollars in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), U.S. Dollars in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Notes on the Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Notes;

(b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of such covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(f) and (g) are concerned, at any time during the period ending on the 91st day after such date of such deposit;

(d) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

(e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 9.04 have been complied with.

Section 9.05. Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.03 or Section 9.04, and shall apply the deposited money and the proceeds from U.S. Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Notes.

Section 9.06. Repayment to Company.

Subject to Sections 7.07, 9.03 and 9.05, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

Section 9.07. Reinstatement.

If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 9.03 or Section 9.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.03 or Section 9.04 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.03 or Section 9.04; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee.

ARTICLE 10

GUARANTEES

Section 10.01. Guarantors’ Guarantee.

For value received, each of the Guarantors, in accordance with this Article Ten, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

Section 10.02. Continuing Guarantee; No Right of Set-Off; Independent Obligation.

(a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture. Without limiting the generality of the foregoing, each of the Guarantors’ liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in U.S. Dollars.

(c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Notes.

(d) Except as provided herein, the provisions of this Article Ten cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

Section 10.03. Guarantee Absolute.

The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Notes and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

(a) any defect or lack of validity or enforceability in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture or the Notes, or any agreement or instrument relating to either of the foregoing;

(b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Notes, including any increase or decrease in the Indenture Obligations;

(c) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

(d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

(e) the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

(f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

(g) any other dealings with the Company, any Guarantor or any other Person, or with any security;

(h) the Trustee’s or the Holders’ acceptance of compositions from the Company or any Guarantor;

(i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

(j) the release or discharge of the Company or any Guarantor of the Notes or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Notes, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

(k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

(l) the sale of the Company’s or any Guarantor’s business or any part thereof;

(m) subject to Section 10.14, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor;

(n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor or the loss of corporate existence;

(o) subject to Section 10.14, any arrangement or plan of reorganization affecting the Company or any Guarantor;

(p) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

(q) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Notes, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

Section 10.04. Right to Demand Full Performance.

In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Notes. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof.

Section 10.05. Waivers.

(a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Notes or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Notes and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

(b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

(i) initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person;

(ii) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders; or

(iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

Section 10.06. The Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.

It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Ten shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 9.01 or 9.03 shall apply to the Notes and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

Section 10.07. Fraudulent Conveyance; Subrogation.

(a) Any term or provision of this Guarantee to the contrary notwithstanding, the aggregate amount of the Indenture Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Ten.

Section 10.08. Guarantee Is Additional to Other Security.

This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

Section 10.09. No Recourse Against Others.

A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 10.10. No Bar to Further Actions.

Except as provided by law, no action or proceeding brought or instituted under Article Ten and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Article Ten and the Guarantee by reason of any further default or defaults under this Article Ten and the Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

Section 10.11. Failure To Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

(a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Ten and the Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

(b) Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law.

Section 10.12. Trustee’s Duties; Notice to Trustee.

(a) Any provision in this Article Ten or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee’s negligence or willful misconduct.

(b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

Section 10.13. Successors and Assigns.

Subject to Section 10.14, all terms, agreements and conditions of this Article Ten shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Trustee and its successors and assigns.

Section 10.14. Release of Guarantee.

(a) Concurrently with the payment in full of all of the Indenture Obligations, a satisfaction and discharge of this Indenture pursuant to Section 9.01 or a legal defeasance of this Indenture pursuant to Section 9.03, all of the Guarantors shall be released from and relieved of their obligations under this Article 10. Upon the delivery by the Company to the Trustee of an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of such obligations was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations. If any of the Indenture Obligations of the Guarantors are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and the Guarantors shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

(b) Upon any Guarantor being released as a guarantor under the Senior Credit Facility (in connection with a sale of the Capital Stock of such Guarantor, a merger of a Guarantor into another Person or otherwise) or in the event the Senior Credit Facility is otherwise terminated or refinanced without a guarantee from such Guarantor, such Guarantor shall automatically be deemed released from all obligations under this Guarantee. Upon the delivery by the Company to the Trustee of an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of such obligations was made in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under this Guarantee. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Indenture Obligations as provided in this Article 10.

(c) In the event that a Guarantor (the “predecessor Guarantor”) is merged or consolidated with another Person (other than the Company or another Guarantor) in a transaction where such other Person is the surviving entity (the “successor Guarantor”) and the successor Guarantor is a guarantor under the Senior Credit Facility, the Company shall cause the successor Guarantor to promptly, by an indenture supplemental hereto complying with the provisions of Section 8.01, executed and delivered to the trustee, expressly assume the obligations of the predecessor Guarantor, just as fully and effectually as if such successor Guarantor had been an original party hereto. Thereafter, all obligations of the predecessor Guarantor shall terminate. Every such successor Guarantor, upon executing an indenture supplemental hereto as provided in this Section 10.14(c) in form satisfactory to the Trustee, shall succeed to and be substituted for predecessor Guarantor with the same effect as if it had been named herein as a Guarantor; and any order, certificate or resolution of the Board or officers of a Guarantor provided for in this Indenture may be made by like officials of such Guarantor.

Section 10.15. Execution of Guarantee.

To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Exhibit B hereto, to be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by one if its Officers, or one of its other officers (or officer’s of the Company) or any other person (through power of attorney or otherwise) in each case duly authorized by such Guarantor’s board of directors. The signature of any of these officers on the Notes may be manual or facsimile.

ARTICLE 11

MISCELLANEOUS

Section 11.01. TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:

Constellation Brands, Inc.

370 Woodcliff Drive, Suite 300

Fairport, New York 14450

Attention: General Counsel

Fax: (585) 218-3603

Copy to:

Nixon Peabody LLP

1100 Clinton Square

Rochester, New York 14604

Attention: James Locke, Esq.

Fax: (866) 947-0969

If to the Trustee:

The Bank of New York Trust Company, N.A.

2 N. LaSalle Street

Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Administration

Fax: (312) 827-8542

The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

All notices to the Holders will be valid if (i) given by substantially concurrent delivery of the relevant notice to DTC for communication to the holders of the Book-Entry Interests, or (ii) in the case of a Holder of a Definitive Registered Note, including any notice delivered in connection with TIA § 310(b), TIA § 313(c), TIA § 314(a) and TIA § 315(b), mailed to such Holders by first-class mail at their respective addresses as they appear in the Register. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee, the Registrar and each Agent at the same time. To the extent required by the Trust Indenture Act, any notice or communication shall also be mailed to any Person described in TIA § 313(c).

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 11.05. Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07. Intentionally Omitted.

Section 11.08. Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

EACH GUARANTOR HEREBY IRREVOCABLY APPOINTS AND DESIGNATES THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 11.02 HEREOF, AS THE TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS OF SUCH GUARANTOR. EACH GUARANTOR HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE ADDRESS OF THE COMPANY SPECIFIED IN SECTION 11.02 HEREOF. IN ADDITION, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, ITS GUARANTEE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture except as expressly provided herein.

Section 11.10. No Recourse Against Others.

A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.11. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.12. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.13. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.16. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

CONSTELLATION BRANDS, INC.

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Senior Vice President and Treasurer

GUARANTORS

ALLBERRY, INC.
CLOUD PEAK CORPORATION
CONSTELLATION TRADING COMPANY, INC
CONSTELLATION WINES U.S., INC.
FRANCISCAN VINEYARDS, INC.
MT. VEEDER CORPORATION
R.M.E., INC.
THE ROBERT MONDAVI CORPORATION
ROBERT MONDAVI AFFILIATES
ROBERT MONDAVI INVESTMENTS
ROBERT MONDAVI PROPERTIES, INC.
ROBERT MONDAVI WINERY

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President and Assistant Treasurer

BARTON INCORPORATED
BARTON BRANDS, LTD.
BARTON BEERS, LTD.
BARTON BEERS OF WISCONSIN, LTD.
BARTON BRANDS OF CALIFORNIA, INC.
BARTON BRANDS OF GEORGIA, INC.
BARTON CANADA, LTD.
BARTON DISTILLERS IMPORT CORP.
BARTON FINANCIAL CORPORATION
VINCOR INTERNATIONAL PARTNERSHIP
VINCOR INTERNATIONAL II, LLC
VINCOR HOLDINGS, INC.
R.H. PHILLIPS, INC.
THE HOGUE CELLARS, LTD.
VINCOR FINANCE, LLC
BARTON SMO HOLDINGS LLC
ALCOFI INC.
SPIRITS MARQUE ONE LLC

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

CONSTELLATION LEASING, LLC

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Assistant Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:	/s/ D.G. Donovan
Name:	D.G. Donovan
Title:	Vice President

EXHIBIT A

[CUSIP/ISIN No.:                     ]

{Face of Note}

[INSERT PRIVATE PLACEMENT LEGEND IF APPLICABLE]

[INSERT GLOBAL NOTE LEGEND IF APPLICABLE]

CONSTELLATION BRANDS, INC.

7.25% SENIOR NOTE DUE 2017

[CUSIP/ISIN] NO.
No.	$

CONSTELLATION BRANDS, INC., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of              U.S. Dollars on May 15, 2017, at the office or agency of the Company referred to below, and to pay interest thereon from May 14, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15, in each year, commencing November 15, 2007, at the rate of 7.25% per annum, in U.S. Dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be May 1 or No-vember 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such regular record date, and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company, (i) in the case of a Global Note, by wire or book entry transfer to The Depository Trust Company, or (ii) in all other cases, by check mailed to the address of the Person entitled thereto as such address shall appear on the Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Ten of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:
CONSTELLATION BRANDS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 7.25% Senior Notes due 2017 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:
Name:
Title:

{Reverse of Note}

CONSTELLATION BRANDS, INC.

7.25% SENIOR NOTE DUE 2017

This Note is one of a duly authorized issue of Notes of the Company designated as its 7.25% Senior Notes due 2017 (herein called the “Notes”), unlimited in aggregate principal amount, issued under an indenture (the “Indenture”) dated as of May 14, 2007, among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used herein without definition have the meanings assigned to such terms in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on the Notes or (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued interest thereon to the date of redemption.

Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder’s Notes in an amount of $1,000 or integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

In the case of any redemption or repurchase of Notes in accordance with the Indenture, interest installments payable on or prior to the redemption date will be available to the Holders of such Notes of record as of the close of business on the relevant regular record date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

In the event of redemption or repurchase of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Guarantors and the Holders under the Indenture and the Notes and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Notes and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

[Pursuant to the Initial Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company’s Notes (the “Exchange Notes”), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note. The Holder of this Note shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of such registration rights agreement.]1

This Global Note will be exchangeable for Definitive Notes only (i) (in whole or in part) if an Event of Default under the Indenture occurs and is continuing, upon the request delivered in writing to the Depositary or the Trustee by the owner of a Book-Entry Interest (as defined in the Indenture), or (ii) (in whole but not in part) if the Depositary is at any time unwilling or unable to continue as the Depositary and a successor Depositary is not able to be appointed by the Company within 90 days. Thereupon (in the case of (i), (ii) and (iv) above), the holder of this Global Note (acting on the instructions of (a) holder(s) of (a) Book-Entry Interest(s) may give notice to the Company and (in the case of (iii) above) the Company may give notice to the Trustee and the Holders, of its intention to exchange this Global Note for Definitive Notes on or after the Exchange Date (as defined below).

On or after the Exchange Date the holder of this Global Note may or, in the case of (iii) above, shall surrender this Global Note to or to the order of the Paying Agent. In exchange for this Global Note the Company will deliver, or procure the delivery of, Definitive Notes in registered form in denominations of $1,000 each or any integral multiple thereof in exchange for the whole or, in the case of (ii) above, the relevant part of this Global Note).

“Exchange Date” means a day specified in the notice requiring exchange falling not more than 60 days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Paying Agent is located and in the city in which the relevant clearing system is located.

Upon (i) any exchange of a part of this Global Note for all or part of another Global Note or for Definitive Notes or (ii) the purchase by or on behalf of the Company, or any Subsidiary of the Company and cancellation of a part of this Global Note in accordance with Section 2.12 of the Indenture, the portion of the principal amount hereof so exchanged or so purchased and canceled shall be endorsed by or on behalf of the Paying Agent on behalf of the Company on Part II of the Schedule hereto, whereupon the principal amount of this Global Note shall be reduced by the principal amount so exchanged or so purchased and canceled and endorsed. Upon the exchange of the whole of this Global Note for another Global Note or for Definitive Notes, this Global Note shall be surrendered to or to the order of the Paying Agent and canceled and, if the holder of this Global Note requests, returned to it together with any relevant Definitive Notes, if applicable.

The Notes in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

[1]	Include this paragraph in any Restricted Global Note entitled to the benefits of a registration rights agreement.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

FORM OF TRANSFER NOTICE

I or we assign and transfer this Note to:

Please insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee and irrevocably appoint

(Agent), to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Dated	Signed
(Sign exactly as name appears on the other side of this
Note)

{Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15}

THE SCHEDULES

PART I

PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

The following payments on this Global Note have been made:

Date made	Interest paid ($)	Premium paid ($)	Principal paid ($)	Remaining principal amount of this Global Note following such payment ($)	Notation made on behalf of the Company

PART II

EXCHANGES

AND PURCHASES AND CANCELLATIONS

The following exchanges of a part of this Global Note for a like part of another Global Note, of this Global Note for Definitive Notes and purchases and cancellations of a part of this Global Note have been made:

Date made	Part of principal amount of this Global Note exchanged for a like part of another Global Note or vice versa or of this Global Note for Definitive Notes ($)	Part of principal amount of this Global Note purchased and canceled ($)	Aggregate principal amount of this Global Note following such exchange or purchase and cancellation ($)	Notation made on behalf of the Company ($)

EXHIBIT B

GUARANTEES

For value received, each of the undersigned hereby unconditionally guarantees, jointly and severally, to the holder of this Note the payment of principal of, premium, if any, and interest on this Note upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Ten of the Indenture. These Guarantees will not become effective until the Trustee duly executes the certificate of authentication on this Note.

Dated:

GUARANTORS

ALLBERRY, INC.
CLOUD PEAK CORPORATION
CONSTELLATION TRADING COMPANY, INC
CONSTELLATION WINES U.S., INC.
FRANCISCAN VINEYARDS, INC.
MT. VEEDER CORPORATION R.M.E., INC.
THE ROBERT MONDAVI CORPORATION
ROBERT MONDAVI AFFILIATES
ROBERT MONDAVI INVESTMENTS
ROBERT MONDAVI PROPERTIES, INC.
ROBERT MONDAVI WINERY

By:
Name:	Thomas D. Roberts
Title:	Vice President and Assistant Treasurer

BARTON INCORPORATED
BARTON BRANDS, LTD.
BARTON BEERS, LTD.
BARTON BEERS OF WISCONSIN, LTD.
BARTON BRANDS OF CALIFORNIA, INC.
BARTON BRANDS OF GEORGIA, INC.
BARTON CANADA, LTD.
BARTON DISTILLERS IMPORT CORP.
BARTON FINANCIAL CORPORATION
VINCOR INTERNATIONAL PARTNERSHIP
VINCOR INTERNATIONAL II, LLC
VINCOR HOLDINGS, INC.
R.H. PHILLIPS, INC.
THE HOGUE CELLARS, LTD.
VINCOR FINANCE, LLC
BARTON SMO HOLDINGS LLC
ALCOFI INC.
SPIRITS MARQUE ONE LLC

B-1

By:
Name:	Thomas D. Roberts
Title:	Vice President

CONSTELLATION LEASING, LLC

By:
Name:	Thomas D. Roberts
Title:	Assistant Treasurer

B-2

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Re:	Constellation Brands, Inc. (“the Company”)

7.25% Senior Notes due 2017 (the “Notes”)

Reference is hereby made to the Indenture, dated as of May 14, 2007 (the “Indenture”), among the Company, the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in a principal amount at maturity of $                      (the “Transfer”), to                                               (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐  Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐  Check and complete if Transferee will take delivery of a Book-Entry Interest in the 144A Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

- or -

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof.

4. ☐  Check if Transferee will take delivery of a Book-Entry Interest in an Unrestricted Global Note or an Unrestricted Definitive Note. The Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) or (b)]

(a)		☐	a Book-Entry Interest in the:

		(i)	☐ 144A Global Note (ISIN ; Common Code
), held through Participant Account , or

		(ii)	☐ Regulation S Global Note (ISIN ; Common
Code ), held through Participant Account ,
or

(b	)	☐	a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE OF (a) or (b)]

(a	)	☐	a Book-Entry Interest in the:

		(i)	☐ 144A Global Note (ISIN ; Common Code ), held
through Participant Account , or

		(ii)	☐ Regulation S Global Note (ISIN ; Common Code
), held through Participant Account , or

		(iii)	☐ Unrestricted Global Note (ISIN ; Common Code
), held through Participant Account .

(b	)	☐	a Restricted Definitive Note; or

(c	)	☐	an Unrestricted Definitive Note.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

(BETWEEN BOOK-ENTRY INTERESTS AND DEFINITIVE NOTES)

Re:	Constellation Brands, Inc. (“the Company”)

7.25% Senior Notes due 2017 (the “Notes”)

Reference is hereby made to the Indenture, dated as of May 14, 2007 (the “Indenture”), between the Company, the Guarantors party thereto and The Bank of New York Trust Company N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                  (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified on Annex A hereto, in a principal amount at maturity of $                     (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Book-Entry Interests in Restricted Global Notes for Restricted Definitive Notes or Book-Entry Interests in Restricted Global Notes

In connection with the Exchange of the Owner’s Book-Entry Interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

The Owner requests that Definitive Notes be registered in the following name:

and sent to the Owner at the following address:

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:
Dated:

D-1